UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2023

KISSES FROM ITALY INC.

(Exact name of registrant as specified in charter)

Florida	000-55967	46-2388377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 SW 8th Street, Suite 2000 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 423-7129

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Agreement.

As previously reported by Kisses From Italy Inc., a Florida corporation (the “Company”) in its Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 30, 2021, on March 29, 2023, and on Form 8-K/A on December 11, 2023 respectively, on November 29, 2021, the Company and MacRab LLC, a Florida limited liability company (the “Investor”), entered into that certain Standby Equity Commitment Agreement, dated November 22, 2021 (the “Purchase Agreement”), which was amended by First Amendment, dated March 29, 2023.

The Purchase Agreement provided that the Company has the right to sell to the Investor up to $7,500,000 in shares of its common stock, subject to certain limitations, from time to time, with the Commitment Period (as defined in the Purchase Agreement) commencing on November 22, 2021 and ending on the twenty four (24) months after the date of the Purchase Agreement or earlier, if any of the following events occur: i) the date on which the Investor shall have purchased all shares under the Purchase Agreement equal to the Maximum Commitment Amount (as defined in the Purchase Agreement), (ii) written notice of termination by the Company to the Investor (which not to occur during any valuation period or at any time that the Investor holds any of the shares purchased under the Purchase Agreement), (iii) the initial Registration Statement is no longer effective, or  (v) upon commencement of bankruptcy proceeding or another proceeding against the Company, in which a custodian is appointed for the Company or all or substantially all of the Company’s property or the Company will be subject to a general assignment for the benefit of its creditors.

Pursuant to the First Amendment, the minimum purchase price per share pursuant to which the Company can require the Investor to purchase its shares was reduced from $0.10 per share to $0.001 per share, and all other terms of the Purchase Agreement remained unchanged.

On December 5, 2023, the Company and the Investor entered into Second Amendment to the Purchase Agreement, which changed the definition of the Commitment Period, extending the maximum Commitment Period from twenty-four (24) months from the date of the Purchase Agreement to thirty-six (36) months from the date of the Purchase Agreement and removing a condition that if the initial Registration Statement is no longer effective, it will trigger earlier termination of the Purchase Agreement. All other terms of the Purchase Agreement, as amended by the First Amendment, remained unchanged.

The foregoing description of the Purchase Agreement, the First Amendment, and the Second Amendment are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and each is incorporated herein by reference. The foregoing descriptions of the terms of the Purchase Agreement, the First Amendment and the Second Amendment are qualified in their entirety by reference to such exhibits.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibits Number	Description

10.1

Standby Equity Commitment Agreement, dated November 22, 2021, between Kisses from Italy Inc. and MacRab LLC (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed by the Registrar with the Securities and Exchange Commission on November 30, 2021)

10.2	First Amendment, dated March 29, 2023, between Kisses from Italy Inc. and MacRab LLC, to the Standby Equity Commitment Agreement, dated November 22, 2021 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed by the Registrar with the Securities and Exchange Commission on December 11, 2023)

10.3	Second Amendment, dated December 5, 2023 to the Standby Equity Commitment Agreement, between Kisses from Italy Inc. and MacRab LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 11, 2023	KISSES FROM ITALY INC.
	By:	/s/ Claudio Ferri
	Name: Title:	Claudio Ferri Co-Chief Executive Officer

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